EXHIBIT 99.1

For more information, contact:

Katharine Boyce
Investor Relations Coordinator
Acxiom Corporation
(501) 342-1321
Investor.relations@acxiom.com
EACXM

Acxiom Announces First Quarter Fiscal Year 2011 Results
Q1 highlighted by revenue growth of 5.6% and operating income growth of 77%

LITTLE ROCK, Ark. — July 28, 2010 — Acxiom® Corporation (Nasdaq: ACXM), a global leader in interactive marketing, today announced financial results for the first quarter of fiscal year 2011 ended June 30, 2010. Acxiom will hold a conference call at 10:00 a.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The company will reference presentation slides that will be available on the website prior to the call.

John Meyer, Acxiom’s chief executive officer and president, said, “I am pleased with our performance this quarter. Despite uneven economic recovery, we recorded solid year-over-year revenue growth of approximately six percent. The majority of this increased revenue was converted into operating income, which increased on an annual basis by almost 77 percent. This increased operating leverage reflects the actions we undertook over the past two years to improve cost and performance efficiencies in our business.”

First Quarter 2011 Highlights:

•	Revenue increased by 5.6% in the current quarter ended June 30, 2010 to $270.4 million, compared to $256.0 million for the quarter ended June 30, 2009.

•	Income from operations of $22.1 million in the current-year first quarter, up 76.7%, compared to income from operations of $12.5 million in the first quarter of the prior year.

•	Earnings per diluted share of $0.12 in the current quarter, compared to earnings per diluted share of $0.05 in the first quarter of fiscal 2010.

•	Operating cash flow of $17.0 million compared to $16.2 million in the first quarter a year ago.

•
Free cash flow available to equity of negative $6.3 million, compared to negative $13.2 million in the first quarter a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Operational Highlights:

•
Information Services: Revenue for the quarter ended June 30, 2010 was $210.7 million, up 5.7%, compared to $199.3 million for the quarter ended June 30, 2009. Income from operations for the current first quarter was $20.9 million, up 31.8% compared to $15.8 million in the prior-year first quarter.

•
Information Products: Revenue for the quarter increased 5.4% to $59.7 million, compared with $56.7 million in the first quarter a year ago. Income from operations for the quarter was $1.1 million, compared to loss from operations of $3.0 million in the first quarter of the previous year.

•
Brazil Acquisition: The company announced a strategic expansion into the South American market with the signing of a definitive agreement for the acquisition of a controlling interest in GoDigital, a data quality and precision marketing company in Sao Paulo and Porto Alegre, Brazil. Founded in 2000, GoDigital has two unique, proprietary products – GoQuality, which offers total data quality management, and Claridata, a web-based suite that offers multichannel marketing campaign management and geo-analytical indicators for targeted marketing and campaign analysis.

Web Link to Financials

You may link to http://www.acxiom.com/FY11_Q1_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing technology and services that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience of data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, South America and the Middle East. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding an improvement in the economic outlook, and a continued return to our historical seasonal revenue and operating income patterns. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates to other organizations; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2010, which was filed with the Securities and Exchange Commission on May 26, 2010.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
			$	%
	2010	2009	Variance	Variance

Revenue:
Services	210,656	199,326	11,330	5.7%
Products	59,739	56,655	3,084	5.4%
Total revenue	270,395	255,981	14,414	5.6%

Operating costs and expenses:
Cost of revenue
Services	164,650	159,576	(5,074)	(3.2%)
Products	45,771	45,919	148	0.3%
Total cost of revenue	210,421	205,495	(4,926)	(2.4%)

Services gross margin	21.8%	19.9%
Products gross margin	23.4%	18.9%
Total gross margin	22.2%	19.7%

Selling, general and administrative	37,955	37,643	(312)	(0.8%)
Gains, losses and other items, net	(57)	347	404	116.4%

Total operating costs and expenses	248,319	243,485	(4,834)	(2.0%)

Income from operations	22,076	12,496	9,580	76.7%

Other income (expense):
Interest expense	(5,898)	(5,505)	(393)	(7.1%)
Other, net	(451)	(118)	(333)	(282.2%)

Total other income (expense)	(6,349)	(5,623)	(726)	(12.9%)

Earnings before income taxes	15,727	6,873	8,854	128.8%

Income taxes	6,291	2,679	(3,612)	(134.8%)

Net earnings	9,436	4,194	5,242	125.0%

Less: Net earnings (loss) attributable to noncontrolling interest	(369)	-	(369)	-

Net earnings attributable to Acxiom	9,805	4,194	5,611	133.8%

Earnings per share:

Basic	0.12	0.05	0.07	140.0%

Diluted	0.12	0.05	0.07	140.0%

Earnings per share attributable to Acxiom stockholders:

Basic	0.12	0.05	0.07	140.0%

Diluted	0.12	0.05	0.07	140.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	June 30,	June 30,
	2010	2009

Basic earnings per share:

Numerator - net earnings	9,436	4,194

Denominator - weighted-average shares outstanding	79,741	78,667

Basic earnings per share	0.12	0.05

Diluted earnings per share:

Numerator - net earnings	9,436	4,194

Denominator - weighted-average shares outstanding	79,741	78,667

Dilutive effect of common stock options, warrants and restricted stock	1,715	345

	81,456	79,012

Diluted earnings per share	0.12	0.05

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	9,805	4,194

Denominator - weighted-average shares outstanding	79,741	78,667

Basic earnings per share attributable to Acxiom stockholders	0.12	0.05

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	9,805	4,194

Denominator - weighted-average shares outstanding	79,741	78,667

Dilutive effect of common stock options, warrants, and restricted stock	1,715	345

	81,456	79,012

Diluted earnings per share attributable to Acxiom stockholders	0.12	0.05

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,
Revenue:	2010	2009

Information services	210,656	199,326
Information products	59,739	56,655

Total revenue	270,395	255,981

Income from operations:

Information services	20,879	15,838
Information products	1,140	(2,995)
Other	57	(347)

Total income from operations	22,076	12,496

Margin:

Information services	9.9%	7.9%
Information products	1.9%	-5.3%

Total margin	8.2%	4.9%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	March 31,	$	%
	2010	2010	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	218,457	224,104	(5,647)	(2.5%)
Trade accounts receivable, net	183,644	168,522	15,122	9.0%
Deferred income taxes	11,765	11,874	(109)	(0.9%)
Other current assets	52,799	54,205	(1,406)	(2.6%)

Total current assets	466,665	458,705	7,960	1.7%

Property and equipment	840,179	824,084	16,095	2.0%
Less - accumulated depreciation and amortization	599,839	587,245	12,594	2.1%

Property and equipment, net	240,340	236,839	3,501	1.5%

Software, net of accumulated amortization	34,771	38,845	(4,074)	(10.5%)
Goodwill	464,374	470,261	(5,887)	(1.3%)
Purchased software licenses, net of accumulated amortization	49,005	51,356	(2,351)	(4.6%)
Deferred costs, net	72,983	68,914	4,069	5.9%
Data acquisition costs	20,945	21,931	(986)	(4.5%)
Other assets, net	14,944	16,569	(1,625)	(9.8%)

	1,364,027	1,363,420	607	0.0%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	42,169	42,106	63	0.1%
Trade accounts payable	40,041	42,774	(2,733)	(6.4%)
Accrued payroll and related expenses	27,664	36,517	(8,853)	(24.2%)
Other accrued expenses	74,826	75,632	(806)	(1.1%)
Deferred revenue	56,335	55,567	768	1.4%
Income taxes	3,965	2,460	1,505	61.2%

Total current liabilities	245,000	255,056	(10,056)	(3.9%)

Long-term debt	459,833	458,629	1,204	0.3%

Deferred income taxes	63,595	61,284	2,311	3.8%

Other liabilities	9,915	9,954	(39)	(0.4%)

Stockholders' equity:
Common stock	11,715	11,662	53	0.5%
Additional paid-in capital	821,649	814,929	6,720	0.8%
Retained earnings	492,048	482,243	9,805	2.0%
Accumulated other comprehensive income (loss)	(4,855)	4,167	(9,022)	(216.5%)
Treasury stock, at cost	(738,601)	(738,601)	0	0.0%
Total Acxiom stockholders' equity	581,956	574,400	7,556	1.3%
Noncontrolling interest	3,728	4,097	(369)	(9.0%)

Total equity	585,684	578,497	7,187	1.2%

	1,364,027	1,363,420	607	0.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2010	2009

Cash flows from operating activities:
Net earnings	9,436	4,194
Non-cash operating activities:
Depreciation and amortization	35,986	40,595
Deferred income taxes	1,435	2,496
Non-cash stock compensation expense	2,972	2,388
Changes in operating assets and liabilities:
Accounts receivable	(16,836)	(4,335)
Other assets	(1,467)	4,651
Deferred costs	(9,981)	(906)
Accounts payable and other liabilities	(7,121)	(32,017)
Deferred revenue	2,564	(900)
Net cash provided by operating activities	16,988	16,166
Cash flows from investing activities:
Capitalized software	(1,226)	(2,384)
Capital expenditures	(8,752)	(7,431)
Data acquisition costs	(4,326)	(5,777)
Payment received from investments	175	-
Net cash paid in acquisitions	(1,978)	-
Net cash used by investing activities	(16,107)	(15,592)
Cash flows from financing activities:
Payments of debt	(8,964)	(13,724)
Sale of common stock	3,801	2,427
Acquisition of treasury stock	-	(307)
Net cash used by financing activities	(5,163)	(11,604)
Effect of exchange rate changes on cash	(1,365)	1,534

Net change in cash and cash equivalents	(5,647)	(9,496)
Cash and cash equivalents at beginning of period	224,104	177,166
Cash and cash equivalents at end of period	218,457	167,670

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	5,780	5,258
Income taxes	3,358	(5,052)
Payments on capital leases and installment payment arrangements	5,968	7,794
Payments on software and data license liabilities	893	3,878
Other debt payments, excluding line of credit	2,103	2,052
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	10,268	3,823

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/09	09/30/09	12/31/09	03/31/10	FY2010	06/30/10

Net cash provided by operating activities	16,166	60,703	74,509	87,904	239,282	16,988

Plus:
Sale of assets	-	-	1,058	-	1,058	-

Less:
Capitalized software	(2,384)	(2,431)	(1,846)	(1,596)	(8,257)	(1,226)
Capital expenditures	(7,431)	(14,462)	(9,479)	(26,536)	(57,908)	(8,752)
Data acquisition costs	(5,777)	(3,004)	(5,450)	(4,577)	(18,808)	(4,326)
Payments on capital leases and installment payment arrangements	(7,794)	(7,504)	(7,309)	(7,090)	(29,697)	(5,968)
Payments on software and data license liabilities	(3,878)	(1,840)	(416)	(1,392)	(7,526)	(893)
Other required debt payments	(2,052)	(2,058)	(2,091)	(3,597)	(9,798)	(2,103)

Total	(13,150)	29,404	48,976	43,116	108,346	(6,280)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY10 to Q1 FY11
	06/30/09	09/30/09	12/31/09	03/31/10	FY2010	06/30/10%		$
Revenue:
Services	199,326	210,213	218,340	221,553	849,432	210,656	5.7%	11,330
Products	56,655	60,892	65,467	66,789	249,803	59,739	5.4%	3,084
Total revenue	255,981	271,105	283,807	288,342	1,099,235	270,395	5.6%	14,414

Operating costs and expenses:
Cost of revenue
Services	159,576	165,792	163,206	166,085	654,659	164,650	3.2%	5,074
Products	45,919	46,129	46,727	45,835	184,610	45,771	-0.3%	(148)
Total cost of revenue	205,495	211,921	209,933	211,920	839,269	210,421	2.4%	4,926

Selling, general and administrative	37,643	37,964	43,477	43,013	162,097	37,955	0.8%	312
Gains, losses and other items, net	347	(27)	538	(1,802)	(944)	(57)	-116.4%	(404)

Total operating costs and expenses	243,485	249,858	253,948	253,131	1,000,422	248,319	2.0%	4,834

Income from operations	12,496	21,247	29,859	35,211	98,813	22,076	76.7%	9,580
% Margin	4.9%	7.8%	10.5%	12.2%	9.0%	8.2%
Other income (expense)
Interest expense	(5,505)	(5,423)	(5,687)	(5,865)	(22,480)	(5,898)	7.1%	(393)
Other, net	(118)	223	198	122	425	(451)	282.2%	(333)
Total other income (expense)	(5,623)	(5,200)	(5,489)	(5,743)	(22,055)	(6,349)	12.9%	(726)

Earnings before income taxes	6,873	16,047	24,370	29,468	76,758	15,727	128.8%	8,854
Income taxes	2,679	6,602	10,212	13,106	32,599	6,291	134.8%	3,612

Net earnings	4,194	9,445	14,158	16,362	44,159	9,436	125.0%	5,242

Less: Net earnings (loss) attributable
to noncontrolling interest	-	-	(104)	(286)	(390)	(369)	-	(369)

Net earnings attributable to Acxiom	4,194	9,445	14,262	16,648	44,549	9,805	133.8%	5,611

Diluted earnings per share
attributable to Acxiom shareholders	0.05	0.12	0.18	0.21	0.56	0.12	140.0%	0.07

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

							Q1 FY10 to Q1 FY11
	06/30/09	09/30/09	12/31/09	03/31/10	FY2010	06/30/10%		$
Revenue:

Services	199,326	210,213	218,340	221,553	849,432	210,656	5.7%	11,330
Products	56,655	60,892	65,467	66,789	249,803	59,739	5.4%	3,084

Total revenue	255,981	271,105	283,807	288,342	1,099,235	270,395	5.6%	14,414

Income from operations:

Services	15,838	19,971	27,565	27,639	91,013	20,879	31.8%	5,041
Products	(2,995)	1,249	2,832	5,770	6,856	1,140	-138.1%	4,135
Other	(347)	27	(538)	1,802	944	57	-116.4%	404

Total income from operations	12,496	21,247	29,859	35,211	98,813	22,076	76.7%	9,580

Margin:

Services	7.9%	9.5%	12.6%	12.5%	10.7%	9.9%
Products	-5.3%	2.1%	4.3%	8.6%	2.7%	1.9%

Total	4.9%	7.8%	10.5%	12.2%	9.0%	8.2%